EXHIBIT (a)(5)(iii)

EXHIBIT (a)(5)(iii)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Schedule TO Issuer Tender Offer Statement to Registration Statement No. 333-39837 of our reports dated October 17, 2000 and October 22, 2001 appearing in the August 31, 2000 and 2001 Annual Reports of Merrill Lynch Senior Floating Rate Fund, Inc., respectively.

/s/ Deloitte & Touche LLP

New York, New York
March 19, 2002